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                                                                    Exhibit 99.1

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]

NEWS RELEASE

For Immediate Release

                           NCO GROUP AND NCO PORTFOLIO
                      ACQUIRE GREAT LAKES COLLECTION BUREAU

HORSHAM, PA, and BALTIMORE, MD, August 19, 2002 - NCO Group, Inc. ("NCO Group")(Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that it acquired the net assets and related operations, excluding the purchased accounts receivable portfolio, of Great Lakes Collection Bureau, Inc. ("Great Lakes"), a subsidiary of GE Capital Corporation ("GE Capital"). NCO Portfolio Management, Inc. ("NCO Portfolio")(Nasdaq: NCPM), a leading purchaser and manager of delinquent accounts receivable, announced today that it acquired the purchased accounts receivable portfolio of Great Lakes. NCO Group owns 63% of NCO Portfolio.

NCO Group paid approximately $10.6 million for the net assets and related operations of Great Lakes, subject to certain adjustments. As part of the acquisition, NCO Group and GE Capital signed a multi-year agreement under which NCO Group will provide services to GE Capital. The transaction is expected to be slightly dilutive to earnings in the third quarter of 2002 and is expected to be accretive to the fourth quarter of 2002 and thereafter.

NCO Portfolio paid $22.9 million for Great Lakes purchased accounts receivable portfolio. NCO Portfolio funded the purchase with $2.3 million of cash and $20.6 million of non-recourse financing provided by Cargill Financial Services Corporation. This non-recourse financing is collateralized by the Great Lakes purchased accounts receivable portfolio. The transaction is expected to be accretive to NCO Portfolio's 2002 earnings.

Commenting on the transaction, Michael J. Barrist, Chairman and Chief Executive Officer of NCO Group and NCO Portfolio, stated, "The Great Lakes acquisition represents a great opportunity for both NCO Group and NCO Portfolio. In addition to the near-term benefits of expanding our domestic receivables outsourcing business, NCO Group will benefit on a long-term basis from the opportunity to develop a strong ongoing business relationship with GE Capital. In addition, this represents the first step in NCO Portfolio's strategy of purchasing larger more predictable portfolios at reasonable prices. This strategy will be instrumental in NCO Portfolio's success in an environment where higher prices on smaller portfolios have made those purchases less attractive. I am also pleased that we have entered into a new strategic financing arrangement with Cargill Financial Services Corporation, a leading financier of credit-intensive portfolio transactions."

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO Group provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.





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NCO Portfolio Management,  Inc. is a leading purchaser and manager of delinquent accounts receivable.


For further information:

At NCO Group, Inc.                             At NCO Portfolio Management, Inc.
Michael J. Barrist,                            Michael J. Barrist,
Chairman and CEO                               Chairman and CEO
Steven L. Winokur,                             (215) 441-3000
EVP, Finance and CFO                           Richard J. Palmer,
Paul E. Weitzel, Jr.                           SVP, Finance and CFO
EVP, Corporate Development                     (443) 436-4525
and International Operations                     email: rick.palmer@ncogroup.com
(215) 441-3000                                          ------------------------
www.ncogroup.com

At FRB / Weber Shandwick
Joe Calabrese (General) - (212) 445-8434
Judith Sylk-Siegel (Media) - (212) 445-8431
Nicole Engel (Analysts) - (212) 445-8452

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Certain statements in this press release, including, without limitation, statements as to the successful completion of acquisitions, statements as to the companies' or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to past and possible future terrorist attacks, risks related to the economy, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, and other risks detailed from time to time in the companies' filings with the Securities and Exchange Commission, including the annual reports on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of NCO Group's Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 507 Prudential Road, Horsham, PA 19044.

A copy of NCO Portfolio's Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Richard J. Palmer, Senior Vice President, Finance/CFO, NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, MD 21207.

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